UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2025
Pentair plc
(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
         (Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Pentair plc (“Pentair”) announced that it restructured its sustainability function and eliminated the role of Chief Sustainability Officer (“CSO”). In conjunction with this restructuring, on June 10, 2025, Karla C. Robertson, who held the role of Executive Vice President, CSO, General Counsel and Secretary elected to resign from Pentair, entitling her to severance benefits according to the terms of the Pentair plc Executive Officer Severance Plan, subject to the conditions therein. Ms. Robertson’s last day with Pentair was June 10, 2025. The sustainability team, previously reporting to Ms. Robertson, will now report to the Chief Technology Officer and align to the Company’s technology and innovation function, further advancing its focus on integrating sustainability efforts into the business and product innovation processes. Ms. Robertson’s role of General Counsel and Secretary is being filled on an interim basis by Aaron Gunderson, Associate General Counsel while Pentair makes its selection for its next General Counsel and Secretary.

ITEM 9.01    Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
Not applicable.
(b) Pro Forma Financial Information
Not applicable.
(c) Shell Company Transactions
Not applicable.
(d) Exhibits

EXHIBIT INDEX
Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on June 12, 2025.

PENTAIR PLC
Registrant

By	/s/ Robert P. Fishman
Robert P. Fishman
Executive Vice President and Chief Financial Officer